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                                                                   EXHIBIT 10.43

                             AMENDMENT NO. 1996-2
                                      TO
                          DEFERRED COMPENSATION PLAN


          This Amendment No. 1996-2 is made to the Great Western Financial Corporation Deferred Compensation Plan (1992 Restatement) (the "Plan"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

          WHEREAS, the Company has determined that it is in its best interest and that of its stockholders to amend the Plan as set forth herein;

          NOW THEREFORE, the Plan is amended as follows:

          1.   Section 2.4 of the Plan is amended in its entirety as follows:

               2.4  Change in Control. A "Change in Control" shall be deemed to
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          have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i) any Person (as defined below) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
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               (ii)   the following individuals cease for any reason to
          constitute a majority of the number of directors then serving: individuals who, on December 10, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 10, 1996, or whose appointment, election or nomination for election was previously so approved; or

               (iii) there is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
          (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities

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          acquired directly from the Company or its subsidiaries)representing
          25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          For purposes of this Section 2.4, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, direct-

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          ly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2. Article II of the Plan is amended by inserting the following as a new Section 2.19:

               2.19 A "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (B) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

               (C) any Person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities;

               (D) the filing with the Federal Home Loan Bank Board and/or the FSLIC or their successor of an application for Change in Control; or

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               (E)  the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          3. Article II of the Plan is amended by renumbering Sections 2.19 and 2.20 as Sections 2.21 and 2.22, respectively.

          4. Article II of the Plan is amended by inserting the following as a new Section 2.20:

               2.20 A "Potential Change in Control Period" shall commence upon the occurrence of a Potential Change in Control and shall end six months following the earlier to occur of (i) a Change in Control and
          (ii) the date on which such Potential Change in Control ceases to exist (whether by resolution of the Board or otherwise).

          5. Section 4.6(b) of the Plan is amended in its entirety to read as follows:

               (b)  Matching Contributions.  A Participant shall be vested in
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          the Employer matching contributions credited to his Account pursuant to Section 4.4 to the same extent as his matching contribution account is vested under the Company's Savings Plan; provided, however, that
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          upon the occurrence of a Change in Control, all such Employer matching contributions shall become fully vested; and provided, further, that
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          all such Employer matching contributions shall become fully vested if, during a Potential Change in Control Period, such Participant's employment with the Company is terminated by the Company without cause or by the Participant under circumstances that would entitle such individual to terminate his or her employ-

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          ment and receive severance benefits under the Company's Special
          Severance Plan, whether or not such Participant is a participant in such Plan. Subject to the provisions of the immediately preceding sentence, any unvested portion of Employer matching contributions, and earnings thereon, shall be forefeited at the same time as the Participant's forfeiture occurs under the Savings Plan. Forfeitures under this Plan shall not be reallocated to other Participants.

          6. Section 5.7 of the Plan is amended by renumbering Section 5.7(b) as Section 5.7(c) and by inserting the following as a new Section 5.7(b):

               (b)  Election After a Change in Control.  In the event of a
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                  Change in Control, a Participant, former Participant or
                  Beneficiary with respect to whom the election provided for in
                  Section 5.7(a) has not been made, may elect within a two (2) year period immediately following such Change in Control, that ninety-five percent (95%) of all of his or her Account balances, whether vested or unvested, shall be paid to him or her as soon as practicable following the filing of such election, and in the event such person makes such election pursuant to this Section 5.7(b), the remaining five percent (5%) of the Participant's entire Account balances shall be permanently forfeited and shall not be paid to, or in respect of, the Participant.

          7. Section 9.3 of the Plan is amended in its entirety to read as follows:

               9.3  Change in Control. During a Potential Change in Control
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          Period and for

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          the two (2) year period following the occurrence of a Change in
          Control, notwithstanding any other provisions of this Plan, the following provisions shall apply:

               (a) The Plan may not be terminated without the prior written consent of two-thirds (2/3) of those individuals who were Participants or Beneficiaries as of December 10, 1996.

               (b) The Plan may not be amended without the prior written consent of two-thirds (2/3) of those individuals who were Participants or Beneficiaries as of December 10, 1996, if such amendment would be adverse to the interests of such Participants or Beneficiaries (including, without limitation, any reduction of payments already due or being paid under the Plan).

               (c) If a Participant is receiving benefits under this Plan, is eligible for Retirement, is disabled, or dies prior to Retirement during such period, then no prospective change may be made that would reduce or delay his payments.

               (d) For all Participants not described in (c) above, if such Participant's employment with the Company is terminated by the Company without cause or by the Participant under circumstances that would entitle such Participant to terminate his employment and receive maximum severance and other benefits under the Company's Special Severance Plan, whether or not such Participant is a participant in such Plan, then such Participant shall be entitled but not required to complete

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          any Deferral Commitment, no change shall be made in Plan crediting rates, he shall be entitled to the enhanced rates provided in Section 5.1(a) regardless of years of participation and regardless of completion of Deferral Commitments, and he shall receive his benefit payments as elected, regardless of eligibility for retirement.

          The effective date of this Amendment No. 1996-2 shall be December 10, 1996. Except as herein modified, the Plan shall remain in full force and effect.

                                            GREAT WESTERN
                                              FINANCIAL CORPORATION



                                       By:/s/ J. Lance Erikson
                                          --------------------
                                       Executive Vice President,
                                       General Counsel and Secretary

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